Exhibit 99.1

LF Capital Acquisition Corp.’s Business Combination Target, Landsea Homes, Reports Strong Unaudited Third Quarter 2020 Financial Results

- Landsea Homes Reports Strong Growth Across Nearly All Financial and Operational Metrics -

- Remains on Track to Complete Business Combination in the Fourth Quarter of 2020 -

New York, NY, November 17, 2020 — LF Capital Acquisition Corp.’s (NASDAQ: LFAC) (“LF Capital”) business combination target, Landsea Homes Incorporated (“Landsea Homes” or the “Company”), is reporting unaudited financial results for the third quarter ended September 30, 2020. The unaudited results are subject to completion of Landsea Homes’ quarterly financial reporting process and the preparation of the unaudited financial statements for the quarter.

Third Quarter 2020 Highlights Compared to Third Quarter 2019

•	Total revenue increased 78% to a third quarter record of $218.5 million (including revenue from Garrett Walker Homes (“GWH”) in the third quarter of 2019, total revenue increased organically by 56% in the third quarter of 2020 compared to the pro forma prior year period)
•	Net income attributable to Landsea Homes increased 71% to $3.2 million
•	Adjusted net income attributable to Landsea Homes (a non-GAAP measure) increased 73% to $9.8 million
•	Adjusted EBITDA (a non-GAAP measure) increased 86% to $20.3 million
•	Net new home orders increased 175% to a third quarter record of 504 homes
•	Homes in backlog grew 262% to a Company record of 922 homes with a dollar value of $439.6 million

Management Commentary

“We continued our strong momentum in the third quarter, reporting record results and growth across nearly every financial metric,” said John Ho, CEO of Landsea Homes. “Throughout the quarter, we remained aggressive in our expansion, bringing our total lots owned or controlled to nearly 7,000 while building our robust backlog of homes to almost 1,000. Homebuyers are also responding well to our unique home differentiators, including both our High Performance Homes and our newly introduced, highly adaptable LiveFlex home offerings. As we look ahead, we are incredibly optimistic about the growth opportunities on the horizon.”

Scott Reed, CEO and President of LF Capital, commented: “As we near the completion of our business combination, I am pleased by the strong results Landsea Homes delivered in the third quarter, which reconfirms our excitement about our partnership. The Company has established itself as a growth-oriented homebuilder with a unique value proposition designed to accommodate the evolving needs of today’s homebuyers. With strong industry tailwinds at our backs and a robust financial profile poised for expansion, I look forward to consummating the business combination and bringing Landsea Homes into its next chapter of growth as a public company.”

Third Quarter 2020 Financial Results

Total revenue increased 78% to $218.5 million compared to $123.0 million in the third quarter of 2019. Including revenue from GWH, which was acquired in January 2020, in the third quarter of 2019, total revenue increased 56% in the third quarter of 2020 compared to the pro forma prior year period.

Net new home orders increased 175% to 504 homes with a dollar value of $279.1 million and an average sales price of $554,000 compared to 183 homes with a dollar value of $155.5 million and an average sales price of $850,000 in the prior year period. Including net new home orders from GWH in the third quarter of 2019, orders increased 46% in the third quarter of 2020 compared to the pro forma prior year period. The decline in average sales price in conjunction with the growth in new home orders and dollar value is a result of the company’s strategic shift to selling a higher volume of entry-level and move-up homes and having more orders in Arizona which have a lower price point, along with the discounting of select homes as a result of COVID-19 related uncertainties.

Total backlog increased to 922 homes with a dollar value of $439.6 million and an average sales price of $477,000 in the third quarter of 2020 compared to 255 homes with a dollar value of $231.9 million and an average sales price of $909,000 in the prior year period. The decline in average sales price was driven by a higher percentage of the backlog in geographies with lower price points and a greater number of entry-level and move-up homes. Total lots owned or controlled increased 7% to 6,838 compared to the 6,390 at June 30, 2020, and 45% compared to 4,724 at December 31, 2019.

Adjusted home sales gross margin (a non-GAAP measure) was 20.4% compared to 23.2% in the prior year period. The decline was a result of COVID-related incentives and slightly higher job site operating costs due to CDC protocols.

Net income attributable to Landsea Homes increased 71% to $3.2 million compared to $1.9 million in the prior year period. Adjusted net income attributable to Landsea Homes (a non-GAAP measure) increased 73% to $9.8 million compared to $5.6 million in the prior year period. The improvement was primarily driven by the aforementioned increase in revenue, along with a decline in total operating expenses as a percentage of total revenue.

Adjusted EBITDA (a non-GAAP measure) increased 86% to $20.3 million compared to $10.9 million in the prior year period, primarily as a result of the aforementioned increase in top-line growth and continuing to more efficiently leverage SG&A costs.

At September 30, 2020, cash and cash equivalents totaled $84.9 million compared to $154.0 million at December 31, 2019. Total debt was $309.2 million at September 30, 2020, compared to $190.0 million at December 31, 2019. Landsea Homes’ net debt to net book capitalization was 30.1% at September 30, 2020, compared to 5.4% at December 31, 2019.

LF Capital and Landsea Homes remain on track to close the business combination in the fourth quarter of 2020.

About LF Capital Acquisition Corp.

LF Capital Acquisition Corp. is a blank check company that was formed in 2018 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. For more information, please visit www.lfcapital.co.

About Landsea Homes Incorporated.

Landsea Homes designs and builds best-in-class, high-performance homes and sustainable master-planned communities in some of the most desirable markets in the United States. The company has developed homes and communities in, Arizona and throughout California in Silicon Valley, Los Angeles and Orange County.

Creating inspired places that reflect modern living, Landsea Homes builds suburban, single-family detached and attached homes, mid- and high-rise properties and master-planned communities to meet the diverse and ever-changing expectations and lifestyles of our homebuyers today and tomorrow.

Led by a veteran team of industry professionals who boast years of worldwide experience and deep local expertise, Landsea Homes is committed to positively enhancing the lives of our homebuyers, employees and stakeholders by creating an unparalleled lifestyle experience that is unmatched everywhere we build.

Landsea Homes is currently a wholly owned U.S. subsidiary of Landsea Green Group, an international homebuilder that thinks globally but operates locally. Operating on three continents including Europe, Asia and North America, Landsea Green’s deep knowledge and experience of building and living in different environments all over the world deliver homes that embrace the local lifestyle in which they are built. For more information, please visit landseahomes.com.

Important Information About the Proposed Merger and Related Transactions and Where to Find It

LF Capital filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement in connection with the special meeting of stockholders to be held to approve the proposed merger and related transactions as of a record date to be established for voting on such proposals and will mail the definitive proxy statement and other relevant documents to its stockholders. Investors and security holders of LF Capital are advised to read the preliminary proxy statement and any amendments thereto, and once available, the definitive proxy statement, because these documents contain and will contain important information about the proposed merger and related transactions and the parties to such transactions. Stockholders of LF Capital will also be able to obtain copies of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC by LF Capital, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: LF Capital Acquisition Corp., 600 Madison Avenue, Suite 1802, New York, NY 10022.

Participants in the Solicitation

LF Capital and its directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of LF Capital’s stockholders in connection with the proposed merger and related transactions. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transactions of LF Capital’s directors and officers in LF Capital’s filings with the SEC, including LF Capital’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 24, 2020 and such information in the preliminary proxy statement and amendments thereto filed with the SEC by LF Capital in connection with the proposed merger and related transactions.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LF Capital’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the conditions to the completion of the merger, including the required approval by LF Capital’s stockholders, may not be satisfied on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the approval by LF Capital’s stockholders of an amendment to LF Capital’s organizational documents to extend the date by which LF Capital must complete its initial business combination in order to have adequate time to close the proposed transaction; the outcome of any legal proceedings that may be instituted against the Company related to the merger or the Merger Agreement; and the amount of the costs, fees, expenses and other charges related to the merger. LF Capital undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

Non-GAAP Financial Metrics

This joint press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). Any non-GAAP financial measures and other non-GAAP financial information used in this presentation are in addition to, and should not be considered superior to, or a substitute for, financial measures prepared in accordance with GAAP. Non-GAAP financial measures and other non-GAAP financial information is subject to significant inherent limitations.

We believe that the disclosure of these “non-GAAP” financial measures presents additional information which, when read in conjunction with our consolidated financial statements prepared in accordance with GAAP, assists in analyzing our operating performance and the proposed merger and related transactions. Additionally, we believe this financial information is utilized by regulators and market analysts to evaluate a company’s financial condition, and therefore, such information is useful to investors. The non-GAAP financial measures should not be viewed as substitutes for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release also includes certain estimates of non-GAAP measures, including with respect to expected third quarter 2020 results. Due to the high variability and difficulty in making accurate estimates of some of the information excluded from these non-GAAP measures, together with some of the excluded information not being ascertainable or accessible, Landsea Homes is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

LF Capital Contact:

Scott A. Reed

Chief Executive Officer and President

214-740-6112

Landsea Homes Contact:

John Ho

Chief Executive Officer

949-345-8080

Investor Relations Contact:

Cody Slach

Gateway Investor Relations

949-574-3860

LFAC@gatewayir.com